Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          ----------------------------

                         BANK ONE, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

         A NATIONAL BANKING ASSOCIATION                  36-0899825
                                                         (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

         1 BANK ONE PLAZA, CHICAGO, ILLINOIS             60670-0126
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

                         BANK ONE, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0286
                          CHICAGO, ILLINOIS 60670-0286
   ATTN: JOHN R. PRENDIVILLE, CORPORATE TRUST SERVICES DIVISION (312) 661-5223
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                         A.I. RECEIVABLES TRANSFER CORP.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                        22-3674608
         (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)


         160 WATER STREET
         NEW YORK, NEW YORK                              10038
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1. GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
        TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (B)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.       A copy of the existing by-laws of the trustee.*

         5.       Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


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

         8.       Not Applicable.

         9.       Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 19th day of June, 2000.


                      BANK ONE, NATIONAL ASSOCIATION,
                      TRUSTEE

                      By  /s/ John R. Prendiville
                           John R. Prendiville
                           Vice President




* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).



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

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                   June 19, 2000


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture between A.I. Receivables Transfer Corp. and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  BANK ONE, NATIONAL ASSOCIATION

                                    By      /s/ John R. Prendiville
                                            John R. Prendiville
                                            Vice President


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


                                    EXHIBIT 7

Legal Title of Bank:       Bank One, NA                       Call Date: 03/31/00  ST-BK:  17-1630 FFIEC 031
Address:                   1 Bank One Plaza, Ste 0303                                              Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                           DOLLAR AMOUNTS IN THOUSANDS    C400
                                                                                           RCFD     BIL MIL THOU
                                                                                           ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCFD
                                                                                           ----
    a. Noninterest-bearing balances and currency and coin(1)                               0081        5,387,973          1.a
    b. Interest-bearing balances(2)..................                                      0071        7,970,222          1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                           1754                0          2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............            1773       11,262,454          2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                 1350        6,555,909          3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                             RCFD
                                                                                           ----
    RC-C)............................................                                      2122       62,960,769          4.a
    b. LESS: Allowance for loan and lease losses.....                                      3123          580,798          4.b
    c. LESS: Allocated transfer risk reserve.........                                      3128                0          4.c
    d. Loans and leases, net of unearned income, allowance, and                            RCFD
                                                                                           ----
       reserve (item 4.a minus 4.b and 4.c)..........                                      2125       62,379,971          4.d
5.  Trading assets (from Schedule RD-D).........                                           3545        3,443,465          5.
6.  Premises and fixed assets (including capitalized leases)                               2145          713,646          6.
7.  Other real estate owned (from Schedule RC-M)                                           2150            2,792          7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)...................                                      2130          250,083          8.
9.  Customers' liability to this bank on acceptances outstanding                           2155          459,299          9.
10. Intangible assets (from Schedule RC-M)......                                           2143          217,835         10.
11. Other assets (from Schedule RC-F)...........                                           2160        2,382,707         11.
12. Total assets (sum of items 1 through 11)....                                           2170      101,026,356         12.


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


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

Legal Title of Bank:                Bank One, NA              Call Date:  03/31/00 ST-BK:  17-1630 FFIEC 031
Address:                            1 Bank One Plaza, Ste 0303                                     Page RC-2
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8
                                    ---------

SCHEDULE RC-CONTINUED
                                                                                                 DOLLAR AMOUNTS IN
                                                                                                      THOUSANDS
                                                                                                      ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                               RCON
                                                                                           ----
       from Schedule RC-E, part 1)...................                                      2200       26,881,942         13.a
       (1) Noninterest-bearing(1)....................                                      6631       11,976,145         13.a1
       (2) Interest-bearing............................                                    6636       14,905,797         13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                            RCFN
                                                                                           ----
       IBFs (from Schedule RC-E, part II)...                                               2200       29,239,287         13.b
       (1) Noninterest bearing.......................                                      6631          300,451         13.b1
       (2) Interest-bearing..........................                                      6636       28,938,836         13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                          RCFD 2800  9,523,831         14
15. a. Demand notes issued to the U.S. Treasury                                             RCON 2840    564,732         15.a
    b. Trading Liabilities(from Schedule RC-D).....................                         RCFD 3548  3,001,629         15.b

16. Other borrowed money:                                                                   RCFD
                                                                                            ----
    a. With original maturity of one year or less....                                       2332      16,889,123         16.a
    b. With original  maturity of more than one year.                                       A547       2,831,153         16.b
    c.  With original maturity of more than three years..............                       A548         915,064         16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding                                 2920         459,299         18.
19. Subordinated notes and debentures................                                       3200       3,400,000         19.
20. Other liabilities (from Schedule RC-G)...........                                       2930       1,495,725         20.
21. Total liabilities (sum of items 13 through 20)...                                       2948      95,201,785         21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus....                                       3838               0         23.
24. Common stock.....................................                                       3230         200,858         24.
25. Surplus (exclude all surplus related to preferred stock)                                3839       3,660,673         25.
26. a. Undivided profits and capital reserves........                                       3632       2,140,620         26.a
     b. Net unrealized holding gains (losses) on available-for-sale
       securities....................................                                       8434        (177,338)        26.b
     c.  ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES.......                          4336               0         26.c
27. Cumulative foreign currency translation adjustments                                     3284         (   242)        27.
28. Total equity capital (sum of items 23 through 27)                                       3210       5,824,571         28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)............                                       3300     101,026,356         29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date
         during 1996 . . . . . . .  . . RCFD 6724 . .... [N/A     ] Number M.1.

1    =   Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2    =   Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3     =  Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4.   =   Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5    =   Review of the bank's financial statements by external auditors

6    =   Compilation of the bank's financial statements by external auditors

7    =   Other audit procedures (excluding tax preparation work)

8    =   No external audit work



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

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.















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